EXHIBIT 3(a)(1)

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

EXHIBIT 3(a)(1)

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GATEWAY ENERGY CORPORATION

The undersigned, Gateway Energy Corporation (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST, that the Restated Certificate of Incorporation of Gateway Energy Corporation was filed with the Secretary of State of the State of Delaware on July 8, 1999;

SECOND, that it is advisable and in the best interest of the Corporation to amend the Restated Certificate of Incorporation and that the Board of Directors adopted and presented to the stockholders entitled to vote thereon the following resolution setting forth the proposed amendment to the Corporation’s Restated Certificate of Incorporation:

RESOLVED, that it is advisable that Article Fourth of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

FOURTH:  The total aggregate number of shares which the Company shall have the authority to issue is thirty-five million ten thousand (35,010,000) shares, designated as follows: (i) thirty-five million (35,000,000) shares of common stock, par value $0.25 per share; and (ii) ten thousand (10,000) shares of Preferred Stock, par value $1.00 per share, which shares of Preferred Stock may be issued in series, all with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time.

THIRD, that pursuant to Sections 242 of the General Corporation Law of the State of Delaware, the above amendment was submitted to the Corporation’s stockholders and the stockholders duly approved the amendment.

IN WITNESS WHEREOF, the undersigned President and Secretary of Gateway Energy Corporation hereby certify that the facts herein above stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of the Corporation under penalties of perjury.

DATED this 16th day of August, 2001.

GATEWAY ENERGY CORPORATION

		By:	/s/ Michael T. Fadden
Michael T. Fadden, President

ATTEST:

By:	/s/ Scott D. Heflin
Scott D. Heflin, Secretary